Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bitwise 10 Crypto Index Fund (BITW) (the “Trust”) on Form 10-Q for the period ending September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Fusaro, Chief Operating Officer and Secretary of Bitwise Investment Advisers, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/ Paul Fusaro
Paul Fusaro *
Chief Operating Officer (Principal Executive Officer)
November 10, 2025

* The Registrant is a trust and Paul Fusaro is signing in his capacity as Principal Executive Officer of Bitwise Investment Advisers, LLC, the Sponsor of the Trust.